                                                                      EXHIBIT 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of Telxon Corporation and Subsidiaries on Form S-8 (Nos. 33-16939, 33-32600, 33-43314, 33-43318, 33-56205, 33-62957, 333-00449,
333-01189) of our report, dated June 28, 1996, on our audits of the consolidated financial statements and financial statement schedule of Telxon Corporation and Subsidiaries, as of March 31, 1996 and 1995, and for each of the three years in the period ended March 31, 1996, appearing on page 36 of the Form 10-K.







/s/ COOPERS & LYBRAND L.L.P.

Akron, Ohio
June 28, 1996